UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Thermo Fisher Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2209186
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

81 Wyman Street

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.000% Notes due 2025	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-187080

                                                                                                                           (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Thermo Fisher Scientific Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No. 333-187080) under the Securities Act of 1933, as amended (the “Securities Act”), and a prospectus dated March 6, 2013 (the “Base Prospectus”), as supplemented by a prospectus supplement dated November 17, 2014 (the “Prospectus Supplement”), filed pursuant to Rule 424(b) under the Securities Act, relating to the securities to be registered hereunder. The Company incorporates by reference the Base Prospectus and Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” and “Certain Material U.S. Federal Tax Considerations” in the Prospectus Supplement and “Description of Debt Securities” in the Base Prospectus.

Item 2. Exhibits.

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of November 20, 2009, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2009 (File No. 001-08002)).

4.2	Eighth Supplemental Indenture, dated as of November 24, 2014, among the Company, The Bank of New York Mellon Trust Company, N.A, as trustee, and The Bank of New York Mellon, London Branch, as paying agent, including form of the Note (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2014 (File No. 001-08002))

4.3	Paying Agency Agreement, dated as of November 24, 2014, between the Company and The Bank of New York Mellon, London Branch (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2014 (File No. 001-08002))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Name: Seth H. Hoogasian Title: Senior Vice President, General Counsel and Secretary

Dated: November 25, 2014